Exhibit 10.1
Execution Version
AMENDMENT NO. 1
TO
LOAN AND SECURITY AGREEMENT
     THIS AMENDMENT NO. 1 to Loan and Security Agreement (this “Amendment”) is entered into this 3rd day of March, 2010, by and between CONEXANT CF, LLC, a Delaware limited liability company (“Borrower”) and SILICON VALLEY BANK, a California banking corporation (“SVB” or “Bank”). Capitalized terms used herein without definition shall have the same meanings given in the Loan Agreement (as defined below).
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 22, 2009 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.
     D. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Amendments to Loan Agreement.
          1.1 Section 13.1 (Definitions). Section 13.1 is hereby amended by deleting the definition of “Unrestricted Cash” in its entirety and inserting the following in lieu thereof:
     ““Unrestricted Cash” means cash that is not subject to any Lien or other encumbrance (other than (a) the Lien of Bank securing the Advances, (b) the Lien granted to the Collateral Trustee (as defined in that certain Collateral Trust Agreement, dated on or about March 10, 2010, between The Bank of New York Mellon Trust Company, N.A., as Collateral Trustee, Parent, Conexant Systems, Worldwide, Inc., and Brooktree Broadband Holding, Inc., as the Grantors, and the parties party thereto from time to time, as such Collateral Trust Agreement may be amended, modified or replaced from time to time), and (c) any other first priority Lien from time to time securing Indebtedness for borrowed money, so long as, in the case of clauses (b) and (c), such cash is not subject to a blocked account or other arrangement whereby neither Borrower nor Parent may withdraw such cash), or subject to any Governmental Approval.”
          1.2 Section 6.8 (Operating Accounts). Subsection (b) of section 6.8 is hereby amended by deleting it in its entirety and inserting the following in lieu therof:
     “(b) Prior to the date of the first Advance, maintain a cash balance with Bank and Bank’s Affiliates of not less than 105% of the amount of the deductible on the Policy.”
     2. Limitation of Amendments.
          2.1 The amendments set forth in Section 1, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or other modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which SVB may now have or may have in the future under or in connection with any Loan Document.
          2.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     3. Representations and Warranties. To induce SVB to enter into this Amendment, Borrower hereby represents and warrants to SVB as follows:
          3.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          3.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          3.3 The organizational documents of Borrower remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          3.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          3.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          3.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          3.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     4. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     5. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery of this Amendment by each party hereto and delivery of same to SVB.

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

CONEXANT CF, LLC a Delaware limited liability company
By:	/s/ Jean Hu
	Name:	Jean Hu
	Title:	CFO, Senior Vice President— Business Development and Treasurer

SILICON VALLEY BANK, a California banking corporation
By:	/s/ Derek Hoyt
	Name:	Derek Hoyt
	Title:	Deal Team Leader

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